EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the caption “Experts” and to the use of our report dated March 14, 2022, in Post-Effective Amendment No. 1 to the Registration Statement (Form S-1 No. 333-258736) and related Prospectus of Cano Health, Inc. for the registration of 75,335,383 shares of its Class A common stock.

/s/ Ernst & Young LLP

Miami, Florida

April 6, 2022